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Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

        We consent to the incorporation by reference in the Registration Statements (Forms F-3 No. 333-118932 and No. 333-13550 and Form S-8 No. 333-106591) of Deutsche Telekom AG and in the related Prospectuses of our report dated March 14, 2005, with respect to the consolidated financial statements of Deutsche Telekom AG included in this Annual Report (Form 20-F) for the year ended December 31, 2004.

March 14, 2005
Ernst & Young AG Wirtschaftsprüfungsgesellschaft Stuttgart
(Prof. Dr. Pfitzer) Wirtschaftsprüfer	(Hollweg) Wirtschaftsprüfer
PwC Deutsche Revision Aktiengesellschaft Wirtschaftsprüfungsgesellschaft Frankfurt am Main
(Frings) Wirtschaftsprüfer	(Menke) Wirtschaftsprüfer

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS